TNP Enterprises, Inc.
                     Incentive Compensation Award Agreement


   This Agreement is dated and effective as of January 1, 1996, and is between ________________________ ("Participant") and TNP Enterprises, Inc. ("Company").

                                    RECITALS

     On March 6, 1995, a Committee appointed by and having full authority to act on behalf of the Board of Directors of the Company adopted the TNP Enterprises, Inc. Management Short-Term Incentive Plan (the "Management Plan") and the TNP Enterprises, Inc. Equity Incentive Plan (the "Equity Plan"), and the Equity Plan later was approved by the Company's shareholders.

     On February 27, 1996, the Committee established the performance goals to be achieved to earn incentive compensation under the Management Plan and the Equity Plan (collectively, the "Plans").

     The Participant has been selected by the Committee to receive awards under the Plans subject to the terms of the Plans and the Participant signing this Agreement.

     In consideration of the Recitals and the mutual covenants and agreements below, the Participant and the Company desire to and by their respective signatures do hereby agree as follows:

                                    AGREEMENT

                                Short-Term Awards

     Short-Term Cash Award: Participant is hereby awarded ____% of the control point established for Participant's salary range as of February 27, 1996, as a cash award subject to the 1996 goals for the Management Plan being met as such goals are set forth on Exhibit A attached hereto and made a part hereof for all purposes. Such award may be adjusted between 50% and 150% on a straight line basis depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit A. The cash award will be paid no later than the end of the first quarter following the end of the Management Plan year.

     No portion of the cash award is due or payable regardless of whether any Corporate Operational Goal is met unless the minimum Corporate Financial Goal is met. Further, the Committee reserves the right to make year-end adjustments to account for any unusual or unforeseen events that impact the attainability of any goal.

     Short-Term Stock Award: Participant is hereby awarded ____% of the control point established for Participant's salary range as of February 27, 1996, as a stock award subject to the 1996 goals for the Equity Plan being met as such goals are set forth on Exhibit A. Such award may be adjusted between 50% and 150% on a straight line basis depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit A. The stock award will be paid no later than the end of the first quarter following the end of the Equity Plan year.

     No portion of the stock award is due or payable regardless of whether any Corporate Operational Goal is met unless the minimum Corporate Financial Goal is met. Further, the Committee reserves the right to make year-end adjustments to account for any unusual or unforeseen events that impact the attainability of any goal.

     Restrictions on Sale of Stock: The short-term stock award is restricted from being sold for a two-year period following the end of _______________ (the "Restriction Period"). Any stock issued as a short-term stock award will bear a legend stating any applicable restrictions. Such stock award is rendered null and void and of no effect in the event that Participant attempts to sell such stock during the Restriction Period.

     Notwithstanding the foregoing, all restrictions on the sale of the stock lapse and said stock may be freely sold or transferred if during the Restriction Period one of the following should occur: a. Participant's employment is terminated for any reason other than cause. b. A Change of Control occurs as that term is defined in the Equity Plan. (Participant should be cognizant of Rule 16(b) to the extent it may apply.)

     Allocation of Awards: Total amounts of short-term cash and stock awards will be allocated _____% to the Corporate Financial Goal, ____% to the Corporate Operational Goals, and ____% to the Individual Performance Goal. The amounts allocated to each set of goals will be due and payable only to the extent each such goal is met as set forth in Exhibit A. The amount allocated to the Corporate Operational Goal will be further allocated to each of the established operational goals in the manner set forth on Exhibit B which is attached hereto and made a part hereof for all purposes.

     To the extent that any amount of the total short-term award is allocated to the Individual Performance Goal, such amount will be due and payable only to the extent the performance of the Participant, as determined by the Chief Executive Officer in his sole discretion (or, if Participant is the Chief Executive Officer, then as determined by the Compensation Committee in its sole discretion), falls within the Performance Rating range set forth in Exhibit C which is attached hereto and made a part hereof for all purposes.

                                Long -Term Award

     Long-Term Stock Award: Participant is hereby awarded ____% of the control point established for Participant's salary range as of February 27, 1996, as a stock award subject to the 1996 goals for long-term awards under the Equity Plan being met as such goals are set forth on Exhibit D attached hereto and made a part hereof for all purposes. Such award may be adjusted between 50% and 150% on a straight line basis depending upon where the performance related to each goal occurs within the range established for each goal. No award payment will be made for performance below the established minimum for each goal set forth in Exhibit
D. Any stock award earned will be paid no later than the end of the first quarter following the end of the 1996 long-term award Equity Plan cycle. The 1996 long-term Equity Plan cycle will be a period of three years beginning January 1, 1996.

     Allocation of Award: The total amount of any long-term stock award under the Equity Plan will be allocated 50% to the goal established for Total Shareholder Return in comparison to the S&P 500 and 50% to the goal established for Total Shareholder Return in comparison to the S&P Electric Utility Group. The amount allocated to each goal will be due and payable only to the extent each such goal is met as set forth in Exhibit D.

                                  General Terms

     Dividend Equivalents: Participant will have the right to receive, at the time any stock awards are paid, cash or shares as determined in the Committee's discretion at the time the award is paid, in an amount equal in value to the dividends declared on each share on each record date occurring during the applicable period of performance established by the Equity Plan.

     Proration of Awards: If a Participant's employment is terminated due to retirement, death, or disability during a plan year or the 1996 Equity Plan long-term award cycle, any award earned will be prorated based on the number of months of participation within the plan year or long-term cycle. The prorated award will be based upon performance determined at year or cycle end and will be paid at the same time as all other awards are paid under the Plans.

     If employment is terminated for any reason other than retirement, death, or disability, any award opportunity granted under the Plans will be forfeited, provided that the Committee may waive such forfeiture upon the Chief Executive Officer's recommendation.

     Valuation of Shares: Shares issued under the Equity Plan will be valued by averaging the high and low prices of the stock on the first trading day of the Equity Plan year or three-year cycle, as applicable. Shares issued as the result of the Committee's determination to pay dividends in stock will be valued as of the ex-dividend date for each dividend declaration during the Equity Plan year.

     Tax Treatment: Payments under the Plans are taxable to the Participant in the year of receipt. The Company will have the right to deduct any federal, state, or local taxes required by law to be withheld. In regard to any stock award made hereunder, a Participant, at Participant's option, may elect to have the Company withhold sufficient stock to pay the taxes then due on such stock award.

     Employment Status: This Agreement does not affect Participant's status as an employee at will and either party may terminate Participant's employment at any time with or without cause.

     Provisions Consistent with Plans: This Agreement will be construed consistent with the provisions of the Plans. If there is a conflict between the provisions of this Agreement and either of the Plans, the provisions of the applicable plan control. The Committee reserves the right, in its sole discretion, to interpret the terms and conditions of and to resolve any disagreements or disputes concerning any award, this Agreement, and the Plans, and its decision is binding upon all parties. Unless otherwise noted to the contrary, the definition of terms in the Plans also apply in this Agreement.

     Attorney Fees: If either party is required to bring a cause of action against the other to enforce the terms of this Agreement, then such party, to the extent such party is successful in such action, will be entitled to reasonable attorney fees from the other party.

     Governing Law: This Agreement will be governed by the laws of the State of Texas. Venue for any cause of action will be Tarrant County, Texas.


TNP Enterprises, Inc.                       Participant:

By:______________________                   __________________________

                                                                    EXHIBIT A


                     GOALS FOR MANAGEMENT PLAN & EQUITY PLAN
                                SHORT-TERM AWARDS


                                    Minimum          Target            Maximum

         CORPORATE FINANCIAL:
         1. Earnings Per Share


         CORPORATE OPERATIONAL:
         2. Customer Satisfaction

         3. O&M Costs/KWH Sales
              (cents/KWH)

         4. Equivalent Forced
            Outage Rate

         5.  Injury Frequency
             Ratio

         6. System Reliability

            a. Minutes of Outage/
                Customers Served

            b. Number of Customers
                Interrupted/
                Customers Served

                                                                  EXHIBIT B

                       Allocation of Short-Term Awards for
                          Management Plan & Equity Plan



         CORPORATE OPERATIONAL:

         1.    Customer Satisfaction

         2.    O&M Costs/KWH Sales
               (cents/KWH)

         3.    Equivalent Forced
               Outage Rate

         4.    Injury Frequency
               Ratio

         5.     System Reliability
               a.  Minutes of Outage/
                      Customers Served
                 b. Number of Customers
                     Interrupted/
                     Customers Served



1.   Columns  should  total  to__%  and __%,  respectively.

2. Note: only the appropriate % column will appear in the Exhibit for each individual.

                                                           EXHIBIT C

                          INDIVIDUAL PERFORMANCE GOALS


------- -------------------------------------------------------------- ----------------------------------------------
        PERFORMANCE RATING                                                INDIVIDUAL PERFORMANCE AS A % OF TARGET
                                                                                          AWARDS
------- -------------------------------------------------------------- ----------------------------------------------
------- -------------------------------------------------------------- ----------------------------------------------
4 -     Leading Edge - Performance  is the very best we can expect of
        an  employee  in  a  given   position.   The   employee   has
        consistently   performed  far  beyond  expectations  and  has                      150%
        demonstrated  outstanding skill,  knowledge and initiative in
        the   job.   This   rating   recognizes   truly   outstanding
        contribution  to  the  organization,   within  and  sometimes
        outside  the  scope of the  position.  The  individual's  job accomplishments  have made significant  impact on the mission of the department and company.
------- -------------------------------------------------------------- ----------------------------------------------
------- -------------------------------------------------------------- ----------------------------------------------
3 -     Out  in  Front  -  The  employee  consistently   demonstrates
        --------------
        performance  at levels  which exceed  position  requirements.
        The  employee  can be  counted  on to  achieve  high  quality
        results on even the most  difficult  and complex parts of the                      125%
        job. The employee  does advanced  planning,  anticipates  problems,  and takes  appropriate  action.  Each work  assignment  or  project  is done thoroughly and completely.
------- -------------------------------------------------------------- ----------------------------------------------
------- -------------------------------------------------------------- ----------------------------------------------
2 -     With  the  Pack  -  Performance   is  full,   complete,   and
        satisfactory.  It is what is  expected  of a fully  qualified
        and  experienced  person  in  the  assigned  position.   This
        rating  indicates no serious  deficiency in any major element                      100%
        of  the  job.   The   employee   works   with  a  minimum  of
        supervision.  This  is a  good  rating;  it  does  not  imply mediocrity.
------- -------------------------------------------------------------- ----------------------------------------------
------- -------------------------------------------------------------- ----------------------------------------------
1 -     Needs to Improve -  Performance  is  generally  satisfactory, but sometimes  falls below an acceptable  performance  level.
        Close  supervision and coaching are required  particularly in
        areas   where   results   have   been   insufficient.    Some                       50%
        improvement is necessary to meet job requirements.
------- -------------------------------------------------------------- ----------------------------------------------
------- -------------------------------------------------------------- ----------------------------------------------
0 -     Doesn't  Get  It  -   Performance   clearly   fails  to  meet
        requirements  and serious  performance  deficiencies  exists.
        Immediate  corrective  action  must be taken by the  employee
        and supervisor to improve the  performance  level. An overall                       0%
                                                              -------
        rating at this level  indicates  that further  employment  is contingent  upon immediate and significant  improvement.  The employee should consult with his/her supervisor to discuss  alternatives and actions required.
------- -------------------------------------------------------------- ----------------------------------------------


                                                                     EXHIBIT D

                           Long-Term Stock Award Goals

                        TNPE vs. S&P 500 (__% weighting)












               TNPE vs. S&P Electric Utility Index (__% weighting)

                           SCHEDULE TO EXHIBIT 10(SS)

      Executives with 1995 and 1996 Incentive Compensation Award Agreements


Employee Name

Kevern Joyce Jack Chambers Manjit Cheema Douglas Hobbs Allan Davis Larry Dillon Ralph Johnson Dennis Cash Mike Blanchard John Montgomery Randy Ownby Larry Gunderson Kristi Cheema Mark Wilson Gary Spooner Pat Bridges Melissa Davis